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                                  EXHIBIT 23.2
                                       TO
                               BRC HOLDINGS, INC.
                       REGISTRATION STATEMENT ON FORM S-3

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 22, 1996, appearing on page 48 of BRC Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


  /s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Dallas, Texas
September 11, 1996